Exhibit 10BB

                               RETENTION AGREEMENT

                                     BETWEEN

                                TOYS "R" US, INC.

                                       AND

                               JOHN H. EYLER, JR.

                                   DATED AS OF

                                 January 6, 2000


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                                TOYS "R" US, INC.
                               RETENTION AGREEMENT

      AGREEMENT (this "Agreement"), by and between Toys "R" Us, Inc., a Delaware corporation (the "Company"), and John H. Eyler, Jr. (the "Executive"), dated as of January 6, 2000. Capitalized terms used in this Agreement and in Exhibit A hereto that are not defined in the operative provisions shall have the meanings ascribed to them on Exhibit B hereto.

      1. Employment Period. The Company hereby agrees to employ the Executive and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Employment Period. The term "Employment Period" means the period commencing on January 17, 2000 and ending on the second anniversary of such date as automatically extended for successive additional one-year periods unless, at least six months prior to the scheduled expiration of the Employment Period, the Company, based upon a determination by the Board, shall give notice to the Executive that the Employment Period shall not be so extended.

      2. Terms of Employment.

      (a) Position. (i) Commencing on January 17, 2000 and for the remainder of the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company. The Executive shall be based in Paramus, New Jersey.

            (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full time during normal business hours to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently such responsibilities. The Executive shall be entitled to not less than four weeks of paid vacation during each calendar year of the Employment Period.

            (iii) During the Employment Period, the Executive may, so long as such activities do not materially interfere with the performance of his responsibilities to the Company in accordance with this Agreement, continue the corporate directorships on which the Executive serves, if any, as of the date hereof and such other corporate directorships as are consented to by the Committee. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive with the knowledge of the Company prior to a Change of Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to a Change of Control shall not thereafter be deemed to violate this Agreement.

            (iv) The Board shall appoint or nominate and recommend Executive for election, and shall use its best efforts to cause Executive to be elected and reelected to (1) membership on the Board effective from and after January 17, 2000 through the remainder of the Employment Period and (2) the position of Chairman of the Board effective from and after not later than June 30, 2001, through the remainder of the


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      Employment  thereafter.  Executive  shall also be a member of the  Board's
      Executive Committee and a member ex-officio of the Board's Nominating Committee.

      (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive his Annual Base Salary, which will be paid in accordance with the Company's regular payroll policies as in effect from time to time.

            (ii) Incentive Bonus. The Executive shall also be eligible, for each fiscal year ending during the Employment Period, to receive an Incentive Bonus, in accordance with guidelines established by the Committee. Each such Incentive Bonus shall be paid in accordance with the Company's Incentive Bonus plan.

            (iii) Participation in Plans. During the Employment Period, the Executive shall be eligible to participate in all Plans (including, without limitation, stock option and other equity-based award programs) at a level not less than that which is commensurate with other senior executives of the Company.

            (iv) Stock Units. As further inducement for the Executive to enter into this Agreement and to continue in the employ of the Company, the Company agrees to grant to the Executive 200,000 stock units contingent on performance and future service, pursuant to the Stock Unit Agreement to be executed and delivered by the Company in the form attached as Annex A hereto.

            (v) Internet Subsidiary Stock Options. As further inducement to enter into this Agreement and to continue in the employ of the Company, the Company agrees to cause the Internet Subsidiary to grant to the Executive options to acquire 300,000 shares of the Internet Subsidiary's common stock pursuant the Stock Option Agreement to be executed and delivered by the Internet Subsidiary (the "Internet Subsidiary Stock
      Option Agreement"). Notwithstanding any provision of the Internet Subsidiary Stock Option Agreement, the options granted to the Executive in the Internet Subsidiary shall be governed by this Agreement.

            (vi) TRU Stock Options. As further inducement for the Executive to enter into this Agreement and to continue in the employ of the Company, the Company agrees to grant to the Executive stock options to acquire (A) 700,000 shares of common stock of the Company, pursuant to the Partnership Option Agreement to be executed and delivered by the Company (the "Partnership Option Agreement") and (B) subject to approval by the Company's stockholders of a new employee stock option plan at the Company's next annual meeting of stockholders, 300,000 shares of common stock of the Company, pursuant to the Stock Option Agreement to be executed and delivered by the Company (the "Stock Option Agreement" and together the Partnership Option Agreement, the "TRU Stock Option
      Agreements"). As of April 1 of each year during the Employment Period, commencing with April 1, 2001, the Company shall grant to the Executive additional stock options to acquire shares of common stock of the Company. Each such annual grant shall consist of options to acquire not less than 300,000 shares of common stock of the Company.


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            (vii) Supplemental  Executive Retirement Plans. All contributions to the Executive's Supplemental Executive Retirement Plan account shall be fully vested immediately upon contribution.

            (viii) Company's Long-Term Incentive Performance Awards. The Executive acknowledges that the Company may issue restricted stock as an award to employees in connection with the elimination of the Company's outstanding long-term incentive performance awards and that the Executive will not be eligible to receive any shares of restricted stock in the Company in connection with the elimination of such awards; provided, however, that Executive shall be eligible to participate in any incentive compensation program that replaces or is otherwise established following elimination of the current long-term incentive award program.

      3. Termination of Employment.

      (a) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. Notice of Termination by the Company for Cause shall be subject to, and may be given only in full compliance with the substantive and procedural requirements set forth in clauses (a), (b) and (c) of the definition of "Cause" appearing in Exhibit B to this Agreement.

      (b) Termination for Death, Disability or Retirement. The Executive's employment shall terminate upon his death, Disability or Retirement during the Employment Period. In the event of such termination:

            (i) the Company shall make a lump sum cash payment to the Executive (or, in the event that termination results from the death of the Executive, to his estate) within 30 days after the Date of Termination in an amount equal to the sum of:

                  (A) the  Executive's  pro  rata  Annual  Base  Salary  payable through the Date of Termination to the extent not already paid;

                  (B) the targeted  amount of the  Executive's  Incentive  Bonus that would have been payable with respect to the fiscal year in which the Date of Termination occurs, absent the termination of the Executive's employment, prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination;

                  (C) the  Executive's  actual  earned  Incentive  Bonus for any completed fiscal year or period not theretofore paid; and

                  (D) the account balances  provided for under the Plans subject to the terms and conditions of the Plans;  and

            (ii) (1) all unvested options to acquire stock of the Company or of the Internet Subsidiary held by the Executive shall vest on the Date of Termination, (2) all unvested


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      profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and shall be promptly delivered to the Executive or his estate, (3) all other unvested equity-based awards (including, without limitation, restricted stock and stock units together with all property attributable thereto) held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and shall be promptly delivered to the Executive, or in the event of termination due to his death, the Executive's estate, entirely in the form of Common Stock, $.10 par value per share ("Common Stock") of the Company, (4) all options to acquire stock of the Company or of the Internet Subsidiary (including, without limitation, options that vest pursuant to this clause (ii)) held by the Executive shall remain exercisable in whole or in part at all times, and from time to time, following the Date of Termination through the expiration date of such options, and (5) the Executive shall not be entitled to any additional grants of any stock options, restricted stock, or other equity-based or long-term awards following the Date of Termination; and

            (iii) the Executive (and his spouse and dependent children) will be entitled to continuation of health benefits under the Plans at a level commensurate with the Executive's current position and if the Executive (or his spouse and dependent children upon his death) elects to receive such health benefits, the Executive shall pay the premium charged to former employees of the Company pursuant to Section 4980B of the Code; provided, that the Executive and his spouse will only be entitled to receive such health benefits until attaining the age of sixty-five (65) and dependent children will only be entitled to receive such health benefits as long as such children qualify as dependent children for federal income tax purposes. The Company can amend or otherwise alter the Plans to provide health benefits to the Executive that are no less than those commensurate with the Executive's current position. To the extent such health benefits cannot be provided to the Executive under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay the Executive, on an after-tax basis, an amount necessary for the Executive to acquire such benefits from an independent insurance carrier. The obligations of the Company under this clause (iii) shall be terminated if, at any time after the Date of Termination, the Executive is employed by or is otherwise affiliated with a party that offers comparable health benefits to the Executive and his spouse and dependent children.

      (c) Termination by the Company for Cause. If the Executive's employment shall be terminated for Cause during the Employment Period as provided in this Agreement, the Employment Period shall terminate without further obligations to the Executive other than (i) the obligation to pay him (x) the Executive's pro rata Annual Base Salary payable through the Date of Termination to the extent not theretofore paid, (y) the Executive's actual earned Incentive Bonus for any completed fiscal year or period not theretofore paid, and (z) all payments and benefits due, in accordance with the Company's Plans through the Date of Termination and (ii) the obligations of the Company and Internet Subsidiary under all stock options, stock units and other equity-based awards that are vested as of the date of Termination.


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      (d)  Termination by the Company Without Cause or By the Executive for Good
Reason. If the Executive's employment shall be terminated during the Employment Period by the Company without Cause, or by the Executive for Good Reason, then:

            (i) the Company shall make a lump sum cash payment to the Executive within 30 days after the Date of Termination of (x) the Executive's pro rata Annual Base Salary payable through the Date of Termination to the extent not theretofore paid, (y) the targeted amount of the Executive's Incentive Bonus that would have been payable with respect to the fiscal year in which the Date of Termination occurs, absent the termination of the Executive's employment, prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination and (z) the Executive's actual earned Incentive Bonus for any completed fiscal year or period not theretofore paid; and

            (ii) the Company shall pay to the Executive in equal installments, made at least monthly, over the twenty-four months following the Date of Termination, an aggregate amount equal to (1) two times the Executive's Annual Base Salary in effect on the Date of Termination and (2) two times the targeted amount of the Incentive Bonus that would have been paid or accrued to the Executive with respect to the Company's fiscal year in which such Date of Termination occurs; and

            (iii) the Company shall continue to provide, in the manner and timing provided for in the Plans (other than as provided in clauses (i), (ii), (iv) and (v) of this Section 3(d)), the benefits provided under the Plans that the Executive would receive if the Executive's employment continued for two years after the Date of Termination, assuming for this purpose that the Executive's compensation during such two-year period is the amount paid pursuant to clause (ii) above, and the Executive shall be fully vested in any account balance and all other benefits under the Plans; provided, however, that the benefits provided under the Plans under this clause (iii) shall be limited to the amounts permitted by law or as would otherwise not potentially adversely impact on the tax qualification of any Plans; and provided, further, that if any such benefits may not be continued under the Plans, the Company shall pay to the Executive an amount equal to the amount that the Executive would have received had such benefits been continued under the Plans; and

            (iv) (1) all unvested options to acquire stock of the Company or of the Internet Subsidiary held by the Executive shall vest on the Date of Termination, (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and 50% of such vested profit shares shall be delivered to the Executive promptly following the Date of Termination and 50% of such vested profit shares shall be delivered to the Executive on the first anniversary of the Date of Termination, (3) all other unvested equity-based awards (including, without limitation, restricted stock and stock units together with all property attributable thereto) held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and 50% of such vested awards shall be delivered to the Executive promptly following the Date of Termination and 50% of such vested awards shall be delivered to


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      the Executive on the first anniversary of the Date of Termination, (4) all options to acquire stock of the Company or of the Internet Subsidiary (including, without limitation, options that vest pursuant to this clause
      (iv)) held by the Executive shall remain exercisable in whole or in part at all times, and from time to time, following the Date of Termination through the expiration date of such options and (5) the Executive shall not be entitled to any additional grants of any stock options, restricted stock, or other equity-based or long-term awards following the Date of Termination; and

            (v) the Executive, his spouse and dependent children shall be entitled to the benefits set forth under Section 3(b)(iii).

      4. Obligations of the Company Relating to a Change of Control.

      (a) Notwithstanding any provision of this Agreement or any Plan, in no event shall the compensation or benefits, individually or in the aggregate, to which the Executive shall be entitled for the three years following a Change of Control be less favorable than that to which the Executive would have been entitled based upon the most favorable of the Company's Plans in effect for the Executive at any time during the 120-day period immediately preceding such Change of Control.

      (b) If the Executive's employment shall have been terminated by the Company (other than for Cause) or by the Executive for Good Reason during a Change of Control Period:

            (i) the Company shall make a lump sum cash payment to the Executive within 30 days after the Date of Termination in an amount equal to the sum of the amounts provided by Sections 3(d)(i) and (ii) except that all references in Section 3(d)(ii) therein to "two times" shall be "three times"; and

            (ii) the Company shall make a lump sum cash payment to the Executive within 30 days after the Date of Termination in an amount equal to the cumulative amounts that would have been provided by Section 3(d)(iii) if the Executive's employment continued for three years after the Date of Termination, assuming for this purpose that the Executive's compensation during such three-year period is the amount payable pursuant to clause (i) above; and

            (iii) (1) all unvested options to acquire stock of the Company or of the Internet Subsidiary held by the Executive shall vest on the Date of Termination, (2) all unvested profit shares held by the Executive or for his benefit by a grantor trust established by the Company shall vest on the Date of Termination and shall be delivered to Executive promptly, (3) all other unvested equity awards (including, without limitation, restricted stock and stock units together with all property attributable thereto) held by the Executive or for his benefit by a grantor trust established by the Company shall vest on the Date of Termination and be promptly delivered to the Executive entirely in the form of Common Stock,
      (4) all options to acquire stock of the Company or of the Internet Subsidiary (including, without limitation, options that vest pursuant to this Section 4(c)) held by the Executive may be exercised until the expiration date of the options, and (5) the Executive


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      shall not be  entitled  to any  additional  grants  of any stock  options, restricted stock, and other equity-based or long term awards following the Date of Termination; and

            (iv) the Executive, his spouse and dependent children shall be entitled to the benefits set forth in Section 3(b)(iii).

      5. Release Agreement. The benefits pursuant to Section 3 are contingent upon the Executive (i) executing a Separation and Release Agreement (the "Release Agreement") upon or after any Date of Termination, a copy of which is attached as Exhibit A to this Agreement and (ii) not revoking or challenging the enforceability of the Release Agreement or this Agreement.

      6. Offset. The Company shall have the right to offset the amounts required to be paid to the Executive under this Agreement against any amounts owed by the Executive to the Company, and nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

      7. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any Plan for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any Plan, contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such Plan, or contract or agreement except as explicitly modified by this Agreement.

      8.  Full Settlement; Legal Fees.

      (a) No Obligation to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

      (b) Expenses of Contests. The following shall apply for any dispute arising hereunder, under the Release Agreement or under either the Stock Unit Agreement or the TRU Stock Option Agreements:

            (i) Other than with respect to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement, the Release Agreement or either of the Stock Unit Agreement or the TRU Stock Option Agreements that were determined to have been made or asserted by the Executive in bad faith or frivolously, the Company agrees to pay all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Release Agreement or either the Stock Unit Agreement or the TRU Stock Option Agreements (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each


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      case  interest  on any  delayed  payment at the  applicable  Federal  rate provided for in Section 7872(f)(2)(A) of the Code or any successor Section of the Code.

            (ii) The Executive shall reimburse the Company for its reasonable legal and professional fees and expenses, to the extent there is a final determination that such fees or expenses relate to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement, the Release Agreement or either the Stock Unit Agreement or the TRU Stock Option Agreements that were determined to have been made or asserted by the Executive in bad faith or frivolously.

      9. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event that any actual or constructive payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, either the Stock Unit Agreement or the TRU Stock Option Agreements or otherwise) is subject to the excise tax imposed by Section 4999 of the Code or any successor provision of the Code (the "Excise Tax"), then the Company shall make the payments described on Exhibit C hereto.

      10. Restrictions and Obligations of the Executive.

      (a) Consideration for Restrictions and Covenants. The parties hereto acknowledge and agree that the principal consideration for the agreement to make the payments provided in Sections 3 and 4 hereof from the Company to the Executive and the grant to the Executive of the stock options and stock units of the Company as set forth in Section 2 hereof is the Executive's compliance with the undertakings set forth in this Section 10. Specifically, the Executive agrees to comply with the provisions of this Section 10 irrespective of whether the Executive is entitled to receive any payments under Section 3 or 4 of this Agreement.

      (b) Confidentiality. The confidential and proprietary information and in any material respect trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company has invested, and continues to invest, considerable amounts of time and money in obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form, would irreparably harm the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or


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as may otherwise be required by law or legal  process,  communicate,  divulge or use any such information, knowledge or data to anyone other than the Company and those designated by it.

      (c) Non-Solicitation or Hire. During the Employment Period and for a three-year period following the Date of Termination, the Executive shall not, directly or indirectly (i) employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an officer, general manager or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company's Board of Directors; provided, however, that if the Executive terminates the Agreement for "Good Reason" or the Company terminates the Executive's employment hereunder without Cause, the obligations under this Section 10(c) shall survive for only a two-year period following the Date of Termination.

      (d) Non-Competition and Consulting. (i) During the Employment Period and for a two-year period following the Date of Termination, the Executive shall not, directly or indirectly:

            (x) engage in any managerial, administrative, advisory, consulting, operational or sales activities in a Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or

            (y) organize, establish, operate, own, manage, control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area; and

            (z) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any customer, supplier, lessor, lessee, employee, consultant, research partner or investor of the Company.

      (e) Litigation Assistance. The Executive agrees to cooperate with the Company and its counsel in regard to any litigation presently pending or subsequently initiated involving matters of which the Executive has particular knowledge as a result of your employment with the Company. Such cooperation shall consist of the Executive making himself available at reasonable times for consultation with officers of the Company and its counsel and for depositions or other similar activity should the occasion arise. Reasonable travel costs and out-of-pocket expenses in connection with such cooperation shall be reimbursed by the Company. The Executive shall not receive any additional compensation for providing assistance pursuant to this Section 10(e) following the Date of Termination; provided that such assistance, together with any assistance provided by the Executive pursuant to Section 12(e), does not require an aggregate of more than 10 days during the entire period following the Date of Termination. If such assistance requires more than 10 days during the entire period following the Date of Termination, the Company will pay Executive an amount per day equal to the Executive's Annual Base Salary on the Date of Termination divided by 250, for each day on which assistance is provided that exceeds the foregoing limits. The obligations under this Section 10(e) shall survive for a five-year period following the Date of Termination.

      (f) Exceptions. Sections 10(c) and (d) shall not bind the Executive during any period following the termination of the Executive's employment if there has been a Change of Control, irrespective of whether the Change of Control occurs before or after the Date of Termination.

      (g) Permitted Investments. Nothing contained in Section 10(d) shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Restricted Business if either (i) such entity is a public entity and Executive
(A) is not a controlling person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or (ii) such entity is not a public entity and the Executive (A) is not a controlling person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

      (h) Definitions. For purposes of this Section 10:

      (i) "Restricted Business" means any retail store, mail order, electronic commerce or Internet business or any business, in each case if it is involved in the manufacture, sale or marketing of toys, juvenile or baby products (other than children's clothing), juvenile furniture or any other business in which the Company may be engaged on the Date of Termination, provided that such entity derives at least 10% or more of its revenues in the aggregate from such products and/or business in its most recent fiscal year. Notwithstanding the foregoing, a Restricted Business shall not include non-discount department stores, such as Federated Department Stores (whether or not such a non-discount department store would otherwise meet the definition set forth in the preceding sentence), but shall include discount stores, such as Wal-Mart, K-Mart and Target to the extent such a discount department store meets the definition set forth in the preceding sentence.

            (ii) "Restricted Area" means any country in which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Date of Termination.

            (i) Relief. The parties hereto hereby acknowledge that the provisions of this Section 10 are reasonable and necessary for the protection of the Company and its subsidiaries. In addition, the Executive further acknowledges that the Company and its subsidiaries will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants.

      11. Successors.

      (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

      (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      (c) The Company will, within thirty days after a Change of Control, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company within thirty days after any such event of succession to, assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

      12. Miscellaneous.

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

      (b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

      (c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      (d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (i) If to the  Executive,  to the address on file with the  Company;
      and

            (ii) If to the Company, to it at Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, Attention: Senior Vice President - Human Resources;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      (e) Assistance to Company. At all times during and after the Employment Period and at the Company's expense for out-of-pocket expenses actually and reasonably incurred by the Executive in connection therewith, the Executive shall provide reasonable assistance to the Company in the collection of information and documents and shall make the Executive available when reasonably requested by the Company in connection with claims or actions brought by or against third parties or investigations by governmental agencies based upon events or circumstances concerning the Executive's duties, responsibilities and authority during the Employment Period. The Executive shall not receive any additional compensation for providing assistance pursuant to this Section 12(e) following the Date of Termination; provided that such assistance, together with any assistance provided by the Executive pursuant to Section 10(e) does not require an aggregate of more than 10 days during the entire period following the Date of Termination. If such assistance requires more than 10 days during the entire period following the Date of Termination, the Company will pay Executive an amount per day equal to the Executive's Annual Base Salary on the Date of Termination divided by 250, for each day on which assistance is provided that exceeds the foregoing limits.

      (f) Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. The Executive acknowledges that the restrictive covenants contained in Section 10 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in Section 10, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

      (g) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (h) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

      (i) Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

      13. Indemnification; Directors and Officers Liability Coverage.

      (a) Indemnification. The Executive shall be indemnified and held harmless by the Company to the greatest extent permitted under applicable Delaware law as the same now exists or may hereafter be amended if Executive was, is or is threatened to be made, a party to any pending, completed or threatened action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Executive is or was, or had agreed to become, a director, officer, employee, agent or fiduciary of the Company or any other entity which Executive is or was serving at the request of the Company ("Proceeding"), against all expenses (including, without limitation, all reasonable attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements or expenses customarily required in connection with asserting or defending claims) ("Expenses") and all claim, damages, liabilities and losses (including, without limitation, judgments; fines; liabilities under the Code or the Employee Retirement Income Security Act of 1974, as amended, for damages, excise taxes or penalties; damages, fines or penalties arising out of violation of any law related to the protection of the public health, welfare or the environment; and amounts paid or to be paid in settlement) incurred or suffered by any person or to which the Executive may become subject for any reason.

      (b) Advancement of Expenses and Costs. All Expenses incurred by or on behalf of the Executive in defending or otherwise being involved in a Proceeding shall be paid by the Company in advance of the final disposition of a Proceeding, including any appeal therefrom, within ten (10) days after the receipt by the Company of a statement or statements from the Executive requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the Expenses incurred by the Executive in connection therewith.

      (c) Effect of Certain Proceedings. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, except, in each case, to the extent that the terms thereof expressly so provide, shall not, of itself (1) adversely affect the rights of the Executive to indemnification, or (2) create a presumption that the Executive did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

      (d) Other Rights to Indemnification. The Executive's rights of indemnification and advancement of Expenses provided by this Section shall not be deemed exclusive of any other rights to which the Executive may now or in the future be entitled under applicable law, the certificate of incorporation, by-laws, agreement, vote of stockholders, or resolution of the Board of the Company, or other provisions of this Agreement or any other agreement, or otherwise.

      (e) Expenses Incurred By the Executive to Enforce This Agreement. Expenses incurred by the Executive in connection with the Executive's request for, or efforts to secure, preserve, establish entitlement to or obtain indemnification or advances hereunder shall be reimbursed by the Company on a current basis in accordance with the provisions of Section 13(b).

      (f) Representations. The Company represents and warrants that this Section does not conflict with or violate its certificate of incorporation or by-laws, and agrees that it will not amend its certificate of incorporation or by-laws in a manner that would limit the rights of the Executive hereunder. The Company represents that the execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by its Board.

      (g) Survival of Indemnity. This Section shall survive any termination of the relationship of the Executive with the Company and shall be binding on, and inure to the benefit of the successors and assigns of the Company and the successors, assigns, heirs and personal representatives of the Executive.

      (h) Directors and Officers Liability Coverage. The Company shall at all time maintain directors and officers liability insurance coverage for the benefit of Executive in a form that is no less broad than that which is currently in effect, a copy of which is set forth as Exhibit D hereto.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                                 JOHN H. EYLER, JR.

                                                     /s/ John H. Eyler, Jr.
                                                 -------------------------------

                                                 TOYS "R" US, INC.

                                                 By:    /s/ Michael Goldstein
                                                     ---------------------------
                                                 Name: Michael Goldstein
                                                 Title: Chairman of the Board

Accepted and Agreed:

TOYRSRUS.COM, INC.

By: /s/ Michael Goldstein
   -----------------------------
Name: Michael Goldstein
Title: Chairman of the Board

                                                                       EXHIBIT A

                        SEPARATION AND RELEASE AGREEMENT

      This Separation and Release Agreement ("Agreement") is entered into as of this __ day of __________________, ____, among TOYS "R" US, INC., a Delaware corporation, and any successor thereto ("TRU"), TOYSRUS.COM, INC. and any successor thereto (.COM and collectively with TRU, the "Company") and John H. Eyler, Jr. (the "Executive").

      The Executive and the Company agree as follows:

      1. The employment relationship between the Executive and the Company terminated on __________________________________ (the "Termination Date").

      2. In accordance with the Executive's Retention Agreement (the "Retention Agreement"), the Company has agreed to pay the Executive certain payments and to make certain benefits available after the Date of Termination as set forth in
Section 3 of the Retention Agreement. No payments shall be made under this Agreement or the Retention Agreement until the seven (7) day revocation period set forth in Section 12 hereof has expired.

      3. In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns, hereby releases and forever discharges the Company and its members, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this letter agreement, including, without limitation, any claims the Executive may have arising from or relating to the Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the
Rehabilitation   Act  of  1973  (which   prohibit   discrimination   based  upon
disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended

("ADEA"). The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver. Notwithstanding the foregoing provisions of this Section 3, the release given by Executive hereunder shall not apply to, and the Executive shall retain and shall be entitled to enforce by arbitration as provided in the Retention Agreement, all rights arising under or with respect to (i) the obligations of the Company to indemnify and hold harmless the Executive whether pursuant to the provisions of Section 13 of the Retention Agreement, the certificate of incorporation or by-laws of the Company, or otherwise; (ii) any and all directors and officers liability insurance coverage applicable to the Executive, and (iii) any and all benefits under the Plans to which the Executive shall be entitled in the ordinary course.

      Additionally, the Company agrees to discharge and release the Executive and the Executive's heirs from any claims, demands, and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring prior to the date of this Agreement, including, but not limited to, any claim, matter or action related to the Executive's employment and/or affiliation with, or termination and separation from the Company; provided that such release shall not release the Executive from any loan or advance by the Company or any of its subsidiaries, any act that would constitute "Cause" under the Executive's Retention Agreement or a breach under Sections 8(b), 10 or 12(e) of the Executive's Retention Agreement.

      4. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

      5. The Executive waives any right to reinstatement or future employment with the Company following the Executive's separation from the Company on the Termination Date.

      6. The Executive agrees not to engage in any act after execution of the Separation and Release Agreement that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company further agrees that it will engage in no act which is intended, or may reasonably be expected to harm the reputation, business or prospects of the Executive. Executive is required to request and receive approval of the Company of the content of any voluntary statements, whether oral or written, to be made by Executive to any media-third party regarding Executive's employment with the Company, termination of employment with the Company, or the reputation, goodwill, business, business relationships, prospects or operations of the Company, its past and present divisions, affiliates, officers, directors, stockholders, employees or agents. The Company is required to request and receive approval of the Executive of the content of any voluntary statements, whether oral or written, to be made by the Company or any representative thereof to any media-third party regarding Executive's employment with the Company, termination of employment with the Company, or the reputation, business or prospects of the Executive. Executive and the Company each hereby covenants and agrees not to make any public statements to any media-third party, including, without limitation, to any representative of any news organization, which is inconsistent in any material respect with the agreed upon statements to the public. "Media-Third Party" refers to the press, news organizations, public relations firms and research analysts for securities firms.

      7. The Executive shall continue to be bound by Sections 8(b), 10 and 12(e) of the Executive's Retention Agreement.

      8. The Executive shall promptly return all the Company property in the Executive's possession, including, but not limited to, the Company keys, credit cards, cellular phones, computer equipment, software and peripherals and originals or copies of books, records, or other information pertaining to the Company business. The Executive shall return any leased or Company automobile at the expiration of the restrictions under Section 10(d) of the Executive's Retention Agreement.

      9. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Agreement shall be settled by arbitration as provided in the Executive's Retention Agreement.

      10. This Agreement represents the complete agreement between the Executive and the Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      11. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement.

      12. It is further understood that for a period of 7 days following the execution of this Agreement in duplicate originals, the Executive may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired.

      13. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive acknowledges that the Executive has been afforded the opportunity of at least 21 days to consider this Agreement.

      The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                        TOYS "R" US, INC.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        TOYSRUS.COM, INC.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                   -----------------------------
                        JOHN H. EYLER, JR.

                                                                       EXHIBIT B

      Capitalized terms used in the Agreement that are not elsewhere defined in the Agreement have the definitions set forth below:

      "Annual Base Salary" means $1,000,000 per annum or such greater amount as may be determined from time to time in the discretion of either the Board, the Committee or any appropriate committee of the Board. After any such increase, Annual Base Salary shall not be reduced and the term "Annual Base Salary" shall thereafter refer to the increased amount.

      "Board" means the Board of Directors of the Company.

      "Cause" means:

      (a) (i) the conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude which conviction is non-appealable or for which the period for filing an appeal has expired; (ii) the willful commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company and its affiliates taken as a whole; (iii) a willful act of dishonesty resulting or intended to result, directly or indirectly, in material gain or personal enrichment to the Executive at the expense of the Company and its affiliates taken as a whole; (iv) any willful and material breach of the Executive's fiduciary duties to the Company as an employee or director; (v) a serious and willful violation of the Toys "R" Us Ethics Agreement or any other serious and willful violation of a Company policy which causes demonstrable injury to the Company and its affiliates taken as a whole; (vi) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness resulting in a Disability), within a reasonable time after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; (vii) the willful failure by the Executive to comply, in any material respect, with the provisions of Section 10 of the Agreement; or (viii) the willful failure by the Executive to comply with any other undertaking set forth in the Agreement which causes demonstrable injury to the Company and its affiliates taken as a whole. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in or not opposed to the interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

      (b) Notwithstanding the foregoing, Cause shall not include any or more of the following: (i) an error in judgment or negligence; (ii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company; (iii) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the Company's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission or
(iv) any act or omission with respect to which notice of termination of employment of the Executive is given more than six months after the earliest date on which any member of the Board, not a party to the act or omission, knew or should have known of such act or omission.

      (c) The Company may not terminate the Executive's employment for Cause unless: (i) no fewer than 60 days prior to the Date of Termination, the Company provides Executive with written notice (the "Notice of Consideration") of its intent to consider termination of Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration; (ii) Executive shall have the opportunity to appear before the Board, with or without legal representation, at Executive's election, to present arguments and evidence on his own behalf; and (iii) following the presentation to the Board provided in (ii) above or following Executive's failure to appear before the Board at a date and time specified in the Notice of Consideration (which date shall not be less than 30 days after the date the Notice of Consideration is provided), Executive may be terminated for Cause only if (x) the Board, by the affirmative vote of not less than a majority of all of its members (excluding Executive and any other member of the Board reasonably believed by the Board to be involved in the events leading the Board to terminate Executive for Cause), determines that the actions or inactions of the Executive specified in the Notice of Consideration occurred, that such actions or inactions constitute Cause, and that Executive's employment should accordingly be terminated for Cause; and (y) the Board provides Executive with a Notice of Termination together with a written determination (a "Determination of Cause") setting forth in specific detail the basis of such termination of employment for Cause, which Determination of Cause shall be consistent with the reasons set forth in the Notice of Consideration.

      Unless the Company establishes by clear and convincing evidence, both (x) its full compliance with the substantive and procedural requirements of clauses
(a), (b) and (c) of this provision  prior to giving Notice of  Termination,  and
(y) that Executive's action or inaction specified in the Determination of Cause did occur and constitutes Cause, any Notice of Termination and any termination of employment thereby resulting shall, for all purposes of this Agreement, be deemed to be other than for Cause, and the obligations of the Company to the Executive shall be governed by Section 3(d) of the Retention Agreement.

      "Change of Control" means, after the date hereof:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (iii) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below, or (iv) any acquisition by any entity in which the Executive has a material direct or indirect equity interest; or

      (b) The cessation of the "Incumbent Board" for any reason to constitute at least a majority of the Board. "Incumbent Board" means the members of the Board on the date hereof and any member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, except that the Incumbent Board shall not include any member of the Board whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

      (c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination each of the following would be correct:

            (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination
      (including, without limitation, a Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

            (ii) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a material equity interest, or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

            (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      "Change of Control Period" means the period commencing 120 days prior to a Change of Control and expiring on the third anniversary date of a Change of Control.

      "Committee" means the Company's Management Compensation and Stock Option Committee of the Board of Directors or any successor committee of the Board performing equivalent functions.

      "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with the Agreement), (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date so designated by the Company in its notification to the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the effective date of the Disability, as the case may be, (iv) if the Executive's Employment is terminated by the Executive without Good Reason, the Date of Termination shall be the last day on which the Executive is employed by the Company as a regular employee, or (v) the last day of the Employment Period during which the Company shall have given notice to the Executive that the Employment Period shall not be extended.

      "Disability" means the determination that the Executive is disabled pursuant to the terms of the TRU Partnership Employees' Savings and Profit Sharing Plan, as amended and restated as of October 1, 1993, as the same may be amended from time to time.

      "Good Reason" means, without the Executive's prior written consent, the occurrence of any of the following, provided that the Executive delivers a Notice of Termination specifying such occurrence within six months after Executive first has knowledge of such occurrence:

            (i) the assignment of the Executive to a position other than President and Chief Executive Officer; or

            (ii) any failure by the Company to comply in any material respect with any of the provisions of the Retention Agreement, other than failure not occurring in bad faith and that is remedied by the Company within a reasonable time after receipt of notice thereof given by the Executive;

            (iii) any failure by the Company to comply with and satisfy Section 11(c) of the Retention Agreement; or

            (iv) notice by the Company that it is not extending the termination date of the Employment Period; or

            (v) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including offices, titles, reporting requirements or responsibilities), authority or duties as contemplated by Section 2(a) of the Retention Agreement, or any other action by the Company, which results in a diminution or other adverse changes in such position, authority or duties or in the status, responsibilities or perquisites of the Executive; or

            (vi) failure of the Executive to be elected or reelected to membership on the Board; or

            (vii) from and after June 30, 2001, failure of the Executive to be elected or reelected Chairman of the Board; or

            (viii) the Company's requiring the Executive to be based at any office or location that is more than 35 miles distance from Paramus, New Jersey; or

            (ix) any  purported  termination  by the Company of the  Executive's
      employment   otherwise  than  as  expressly  permitted  by  the  Retention
      Agreement; or

            (x) the delivery to Executive of a Notice of Consideration pursuant to clause (c) of the definition of Cause if, within a period of 90 days thereafter, the Board fails for any reason to terminate the Executive for Cause in compliance with all of the substantive and procedural requirements set forth in clauses (a), (b) and (c) of the definition of Cause.

      Any termination of employment by the Executive for Good Reason shall be communicated to the Company by Notice of Termination.

      "Incentive Bonus" means the sum of (i) an incentive payment, calculated annually, targeted at 100% of the Executive's Annual Base Salary and based on financial measurements approved by the Committee following consideration of the Executive's recommendations with regard thereto, and (ii) (A) for the fiscal year ending February 4, 2001 only, a strategic incentive payment, targeted at 50% of the Executive Annual Base Salary and (B) for the fiscal years ending after February 4, 2001, an incentive payment that is of equivalent value to the strategic incentive payment for the fiscal year ending February 4, 2001, in each case based on qualitative criteria approved by the Committee following consideration of the Executive's recommendations with regard thereto. The Incentive Bonus may be modified from time to time in the discretion of the Board, the Committee, or any appropriate Committee of the Board following consideration of the Executive's recommendations with regard thereto, provided the Incentive Bonus for the other senior executives of the Company is similarly modified and any such modification does not reduce Executive's then current total annual compensation.

      "Internet Subsidiary" means Toysrus.com, Inc., a Delaware corporation.

      "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the

Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined above) is other than the date of receipt of such notice, specifies the termination date.

      "Partnership Plan" means the Partnership Group Deferred Compensation Plan of the Company.

      "Plans" means all employee compensation, benefit and welfare plans, policies and programs of the Company, including, without limitation, incentive, savings, retirement, stock option, restricted stock, supplemental executive retirement, the Partnership Plan, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans, vacation practices, fringe benefit practices and policies relating to the reimbursement of business expenses.

      "Retirement" shall have the meaning ascribed to that term in the Plan under which benefits are being sought by the Executive or, if such meaning is inapplicable, the term shall mean a termination of employment with the Company or a subsidiary on a voluntary basis after attaining the age of sixty (60). The term "Retirement" shall also include "early" retirement prior to the age of sixty (60) provided that the Committee, in its sole discretion, consents in writing to accept such early retirement.

                                                                       EXHIBIT C

                                  TAX GROSS-UP

      (a) If required by Section 9 of the Agreement, in addition to the payments described in Section 4 of the Agreement, the grants described in the Stock Unit Agreement, and all other obligations of the Company to the Executive whether under the Retention Agreement or otherwise, the Company shall pay to the Executive an amount (the "Gross-up") equal to the product of (i) the amount of Excise Taxes multiplied by (ii) the Gross-up Multiple (as hereinafter defined). The Gross-up is intended to compensate the Executive for the Excise Taxes and any Federal, state, local or other income or excise taxes or other taxes payable by the Executive with respect to the Gross-up. The "Gross-up Multiple" shall equal a fraction, the numerator of which is one (1.0) and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the rates of all Federal, state, local and other taxes and any Excise Taxes applicable to the Gross-up after taking into account the deductibility of state, local and other taxes. If different rates of tax are applicable to various portions of the Gross-up, the weighted average of such rates shall be used. For purposes of determining the amount of any Gross-up, it shall be assumed that (i) the Executive is subject to Federal, state and local income tax at the highest marginal statutory rates in effect for the relevant period after taking into account any deduction (and any limitations on the use thereof) available in respect of any such tax and (ii) the deduction available for state and local income taxes in computing Federal income taxes is subject to the maximum adjusted gross income limitations.

      (b) Subject to the provisions of paragraph (c) of this Exhibit C, the determination of whether a Gross-up is required and the amount of such Gross-up shall be made in accordance with the assumptions set forth in paragraph (a) of this Exhibit C by Ernst & Young LLP or such other "Big Six" accounting firm designated by the Executive and reasonably acceptable to the Company.

      (c) The Executive shall notify the Company as soon as practicable in writing of any claim by the Internal Revenue Service that, if successful, would require any Gross-up payment. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall take all actions necessary to permit the Company to control all proceedings taken in connection with such contest. In that connection, the Company may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; provided, however, that the Company shall pay and indemnify the Executive from and against all costs and expenses incurred in connection with such contest; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and at no net after-tax cost to the Executive. If the Executive becomes entitled to receive any refund or credit with respect to such claim (or would be entitled to a refund or credit but for a counterclaim for taxes not indemnified hereunder), the Executive shall promptly pay to the Company the amount of such refund

(together with any interest paid or credited thereon) plus the amount of any tax benefit available to the Executive as a result of making such payment (any such benefit calculated based on the assumptions that (i) the Executive is subject to the highest marginal statutory rates of Federal, state and local income tax for the relevant periods after taking into account any deductions (and limitations on the use thereof) available in respect to any such tax and (ii) any deduction available for state and local taxes or other Form 1040 Schedule A amounts is subject to the maximum adjusted gross income limitations).

                                     ANNEX A

                              STOCK UNIT AGREEMENT

      STOCK UNIT AGREEMENT, dated as of January 17, 2000 (the "Unit Agreement"), between TOYS "R" US, INC., a Delaware corporation (the "Company"), and JOHN H. EYLER, JR. (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Executive and the Company have entered into a Retention Agreement, dated as of January 6, 2000 (the "Retention Agreement");

      WHEREAS, as further inducement for the Executive to execute the Retention Agreement and continue in the employ of the Company and subject to the terms of the Company's 1994 Stock Option and Performance Incentive Plan (the "Plan"), the Management Compensation and Stock Option Committee (the "Committee") has determined to grant the Executive Performance Shares (as defined in the Plan and referred to herein as "Stock Units") as described in this Stock Unit Agreement based on performance criteria that may be utilized by the Committee, and

      WHEREAS, the Board and the Committee desire that the compensation arising from the Stock Units shall qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      WHEREAS, shares of the Company's common stock to be issued hereunder to Executive will be issued pursuant to a registration statement on Form S-8 filed with and declared effective by the Securities and Exchange Commission.

      NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

      1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan and in the Retention Agreement.

      2. Stock Unit Grant. Subject to the terms and conditions set forth in this Unit Agreement and in Section 10 of the Plan, the Executive is hereby granted 200,000 Stock Units. Each Stock Unit represents the right to receive one share of Common Stock (collectively, with other shares of Common Stock relating to the Stock Units and held in the Executive's account in the Trust (as defined below) in respect of the Stock Units, the "Shares"). The 200,000 Shares shall be promptly deposited after the date hereof in the grantor trust created pursuant to the Grantor Trust Agreement, dated as of October 1, 1995 between the Company and American Express Trust Company, a Minnesota trust company (together with any grantor trust subsequently established by the Company, the "Trust") and shall be allocated by the Trust to the Executive's account therein subject to the vesting and payment provisions of Sections 3 and 4


                                   Annex A-1
below. Any property attributable to the Shares, including, without limitation, dividends and distributions thereon shall be deposited into the Trust, shall as promptly as practicable be reinvested in shares of Common Stock, and shall be allocated by the Trust to the Executive's account therein subject to the vesting and payment provisions of Sections 3 and 4 below.

      3. Vesting.

      (a) Subject to earlier vesting, as provided in the Retention Agreement and subject to Section 4(b), the Stock Units shall vest at the rate of thirty-three and one-third percent (33 1/3 %) per annum on February 1 of each year, beginning on February 1, 2002, throughout the Employment Period; provided that, the Committee has determined that the Performance Objective set forth in Exhibit A has been achieved.

      (b) The Committee shall determine whether the Performance Objective set forth on Exhibit A has been achieved as soon as practicable, but no later than the earlier of (x) February 1, 2004 or (y) the Date of Termination.

      4. Payment of Stock Units. (a) Subject to Executive's election to defer receipt thereby, the Shares, together with any property attributable thereto (including, without limitation, dividends and distributions thereon), shall be delivered to the Executive immediately upon vesting as provided in Section 3 or upon such earlier vesting as provided in the Retention Agreement.

      (b) The provisions of Sections 8(b) and 9 of the Retention Agreement shall apply to the Stock Units and related Shares, whether or not the Retention Agreement is then in effect.

      5. Registration Representation. The Company represents that the Shares acquired by the Executive under this Unit Agreement are registered under the Securities Act of 1933, as amended (the "Act").

      6. Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Unit Agreement, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability such member may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Company.

      7. Severability. Each of the Sections contained in this Unit Agreement shall be enforceable independently of every other section in this Unit Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Unit Agreement.

      8. Governing Law. This Unit Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning


                                   Annex A-2
any subject matter contained in this Unit Agreement shall be settled by arbitration as provided in the Retention Agreement.

      9. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

      10. Amendment. This Unit Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      11. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (i) If to the  Executive,  to the address on file with the  Company;
      and

            (ii) If to the Company, to it at Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, Attention: Senior Vice President - Human Resources;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      12. Interpretation. The interpretation and decision with regard to any question arising under this Unit Agreement or with respect to the Stock Units shall be made by the Committee.

      13. Successors. This Unit Agreement shall be binding upon the Company and its successors and assigns.


                                   Annex A-3

      IN WITNESS WHEREOF, this Agreement has been executed by the Company by one of its duly authorized officers as of the date specified above.

                                               TOYS "R" US, INC.

                                               ---------------------------------
                                               Name:
                                               Title:

      I hereby acknowledge receipt of the Stock Units and agree to the provisions set forth in this Agreement.

                                               ---------------------------------
                                               John H. Eyler, Jr.


                                   Annex A-4

                                                                       EXHIBIT A

                              Performance Objective
                 Under Section 3(ii) of the Stock Unit Agreement

For any fiscal quarter in the Company's 2000, 2001, 2002 or 2003 fiscal year, the consolidated net earnings of the Company is at least equal to the amount of any corresponding quarter in the Company's fiscal year ending January 29, 2000. For these purposes, "consolidated net earnings" shall exclude extraordinary or unusual items reported by the Company as such.


                                   Annex A-5